Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the joint proxy statement/prospectus on Form S-4 of Tango Holdings, Inc. of our report dated February 19, 2021 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

September 28, 2021